Exhibit 99.2

INCENTRA, LLC

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2009

Incentra, LLC

INCENTRA, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2009

Successor
ASSETS
Current assets:
Cash	$811,198
Accounts receivable, net of allowance for doubtful accounts of $500,000	19,214,846
Deferred costs of services revenue	3,670,265
Other current assets	1,443,812
Total current assets	25,140,121

Property and equipment, net	13,819
Intangible assets, net	5,157,492
Goodwill	16,233,265
Other assets	1,944

TOTAL ASSETS	$46,546,641

LIABILITIES AND OWNERSHIP DEFICIT
Current liabilities:
Notes payable and other long-term obligations	$441,215
Revolving credit facility, related party	10,291,178
Notes payable, related party	375,000
Accounts payable	10,564,423
Accrued expenses	3,957,165
Deferred services revenue	5,066,477
Total current liabilities	30,695,458

Notes payable and other long-term obligations, net of current portion	60,670
Revolving credit facility, net of current portion, related party	10,000,000
Note payable, related party	14,196,427

TOTAL LIABILITIES	54,952,555
Commitments and Contingencies
Ownership deficit (Note 1):
Common units; no par value; 5,000,000 units authorized; 3,500,000 issued and outstanding	1,000
Members’ deficit	(8,406,914)

TOTAL OWNERSHIP DEFICIT	(8,405,914)

TOTAL LIABILITIES AND OWNERSHIP DEFICIT	$46,546,641

See accompanying notes to condensed consolidated financial statements

INCENTRA, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor	Predecessor
	April 15, Through September 30, 2009	January 1, Through April 14, 2009	January 1, Through September 30, 2008
REVENUES:
Products	$40,104,814	$26,415,059	$140,426,226
Services	9,808,193	6,369,576	22,159,048
TOTAL REVENUE	49,913,007	32,784,635	162,585,274

Costs of revenue:
Products	33,090,309	21,254,407	115,682,181
Services	7,741,492	5,540,902	15,892,032
Total costs of revenue	40,831,801	26,795,309	131,574,213

GROSS MARGIN	9,081,206	5,989,326	31,011,061

Selling, general and administrative expense	16,026,472	9,357,084	29,687,313
Stock-based compensation expense	—	48,763	455,470
Depreciation and amortization	345,700	361,056	1,611,274
	16,372,172	9,766,903	31,754,057

LOSS FROM OPERATIONS	(7,290,966)	(3,777,577)	(742,996)

Interest expense, net (including related party amounts of $949,226, $1,056,790 and $2,817,612, respectively)	(1,115,948)	(1,431,659)	(4,532,589)

NET LOSS	(8,406,914)	(5,209,236)	(5,275,585)

Accretion of convertible redeemable preferred stock to redemption amount	—	(353,561)	(1,867,634)

NET LOSS APPLICABLE TO MEMBERS/COMMON SHAREHOLDERS	$(8,406,914)	$(5,562,797)	$(7,143,219)

Weighted-average number of common shares outstanding — basic and diluted		22,795,715	26,400,904

Net loss per share — basic and diluted		$(0.24)	$(0.27)

See accompanying notes to condensed consolidated financial statements

INCENTRA, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OWNERSHIP DEFICIT

NINE MONTHS ENDED SEPTEMBER 30, 2009

	Common stock/units		Additional	Accumulated
	Shares	Amount	paid-in capital	deficit	Total
Predecessor:
Balances at January 1, 2009	23,044,240	$23,044	$129,919,485	$(193,554,825)	$(63,612,296)

Amortization of stock-based compensation expense	—	—	48,763	—	48,763
Accretion of convertible redeemable preferred stock to redemption amount	—	—	(353,561)	—	(353,561)
Net loss	—	—	—	(5,209,236)	(5,209,236)

Balances at April 14, 2009	23,044,240	$23,044	$129,614,687	$(198,764,061)	$(69,126,330)

Successor:
Common units issued for cash on April 8, 2009 (commencement of Successor operations)	3,500,000	$1,000	$—	$—	$1,000
Net loss	—	—	—	(8,406,914)	(8,406,914)

Balances at September 30, 2009	3,500,000	$1,000	$—	$(8,406,914)	$(8,405,914)

See accompanying notes to condensed consolidated financial statements

INCENTRA, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor	Predecessor
	April 15, Through September 30, 2009	January 1, Through April 14, 2009	January 1, Through September 30, 2008

Cash flows from operating activities:
Net cash (used in) provided by continuing operations	$(7,768,829)	$2,860,935	$368,362
Net cash provided by discontinued operations	—	—	370,008
Net cash (used in) provided by operating activities	(7,768,829)	2,860,935	738,370

Cash flows from investing activities:
Purchases of property and equipment	(90,610)	(260,698)	(1,653,918)
Capitalization of software development costs	(272,492)	(193,639)	(719,060)
Cash paid in acquisition of Helio	—	—	(34,097)
Earn-out payment related to NST acquisition	—	—	(135,425)

Net cash used in investing activities	(363,102)	(454,337)	(2,542,500)

Cash flows from financing activities:
Proceeds (payments) on line of credit, net	7,714,139	(601,190)	1,849,481
Members’ contributions upon formation of Incentra, LLC	1,000	—	—
Proceeds from capital leases, notes payable and other long-term liabilities	—	—	711,614
Payments on capital leases, notes payable and other long-term liabilities	(418,114)	(326,072)	(3,087,665)

Net cash provided by (used in) financing activities	7,297,025	(927,262)	(526,570)

Net (decrease) increase in cash from continuing operations	(834,906)	1,479,336	(2,700,708)
Net increase in cash from discontinued operations	—	—	370,008
Net (decrease) increase in cash	(834,906)	1,479,336	(2,330,700)

Cash at beginning of period	1,646,104	166,768	3,274,600
Cash at end of period	$811,198	$1,646,104	$943,900

Supplemental disclosures of cash flow information:
Cash paid during period for interest	$1,116,464	$1,138,154	$2,888,434

Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable	—	—	272,932

See accompanying notes to condensed consolidated financial statements

INCENTRA, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Organization, Business and Basis of Presentation

Organization

Incentra, LLC (which is referred to herein as “we,” “us,” or “our”) was formed on April 8, 2009, and organized in the state of Delaware, for the sole purpose of acquiring substantially all of the assets of Incentra Solutions, Inc. and its subsidiaries (“Incentra Solutions”) in a Chapter 11 bankruptcy proceeding, pursuant to Section 363 of the U.S. Bankruptcy Code. We were formed by Laurus Master Fund, Ltd. (“Laurus”), Incentra Solutions’ senior secured debt holder. We acquired Incentra Solutions’ assets and assumed certain liabilities pursuant to an Asset Purchase Agreement dated April 2, 2009, which was approved pursuant to the U.S. Bankruptcy Court’s Sale Order dated April 2, 2009.

The sale transaction closed on April 15, 2009. Following the closing of the sale transaction, we were owned 80.3% by Valens Offshore SPV II, Corp. (“Valens Offshore”), 16.8% by Valens U.S. SPV I, LLC (“Valens U.S.”), and 2.9% by PSD SPV 2, Inc. (“PSD”). Valens Offshore, Valens U.S. and PSD are affiliates of Laurus. The initial contribution made by our members to form our company was $1,000. Allocation of our profits, losses and cash distributions are to be made in accordance with the members’ respective ownership interests.

Management has determined that operational control of the Incentra Solutions business passed to us on April 15, 2009. Accordingly, Incentra Solutions’ results of operations, financial position and cash flows prior to April 15, 2009 are presented as the “Predecessor”, and periods before April 15, 2009 are referred to as the “Predecessor Period(s)”. The results of operations, financial position and cash flows of our company thereafter are collectively presented as the “Successor” and periods after April 15, 2009 are referred to as “Successor Period(s)”. The transaction has been accounted for using the purchase method of accounting. As consideration for the acquisition, we assumed all of the debt obligations of Incentra Solutions. On April 15, 2009, the existing debt agreements with Laurus were amended and restated to reflect our assumption of the Laurus debt, as well as to modify and amend certain terms of the existing debt agreements. As a result, the total debt assumed as of April 15, 2009 was $27.1 million.

The following summarizes the assets acquired, liabilities assumed and the allocation of the acquisition cost:

April 15, 2009

Current assets	$28,375,355
Identifiable intangible assets	5,135,000
Goodwill	16,233,265
Other assets	164,796

Total assets	49,908,416

Current liabilities	21,839,950
Laurus debt	27,148,466
Other long-term liabilities	919,000

Total liabilities	49,907,416

Net assets acquired	$1,000

Identifiable intangible assets consist of customer contracts ($3,000,000), capitalized software development costs ($985,000) and software licenses ($1,150,000) each of which are being amortized over a three year useful life.

We allocated the acquisition cost to the assets acquired and liabilities assumed based on the estimated fair value of Incentra Solutions’ tangible and identifiable assets and liabilities. We have made a provisional allocation to major categories of assets and liabilities in the accompanying unaudited condensed combined balance sheet based on their respective fair values at the acquisition date. The allocation is not considered final as of the date of this report as we are still reviewing all of the underlying assumptions and calculations used in the allocation.

Business

We are a provider of complete Information Technology (“IT”) services and solutions to enterprises and managed service providers in North America and Europe. Our complete solutions include hardware and software products, maintenance contracts, professional services, recurring managed services and capital financing solutions. We market our products and services to service providers and enterprise clients under the trade name Incentra.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared by us in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such regulations. The unaudited condensed consolidated financial statements reflect all adjustments and disclosures that are, in the opinion of management, necessary for a fair presentation. Except as described above, all such adjustments are of a normal recurring nature. Certain prior year amounts have been reclassified to conform with current year presentations. The results for the nine-month period ended September 30, 2009 are not necessarily indicative of the results expected for the year ending December 31, 2009. These interim financial statements should be read in conjunction with the consolidated financial statements and footnotes included in Incentra Solutions’ financial statements for the year ended December 31, 2008.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A description of our significant accounting policies is included in Incentra Solutions’ 2008 audited consolidated financial statements.

Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board  (“FASB”) issued the FASB Accounting Standards Codification (the “Codification”). The Codification became the single source for all authoritative accounting principles recognized by the FASB to be applied for financial statements issued for periods ending after September 15, 2009. The Codification does not change GAAP and did not have an effect on our financial position, results of operations or liquidity.

In June 2009, the FASB issued a standard which will be effective for all variable interest entities and relationships with variable interest entities existing as of January 1, 2010. This standard amends previous guidance to require an enterprise to determine whether its variable interest or interest give it a controlling financial interest in a variable interest entity. The primary beneficiary of a variable interest entity is the enterprise that has both (1) the power to direct the activities of the variable interest entity that most significantly impact the entity’s economic performance and (2) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. This standard also amends previous guidance to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. Management is currently evaluating what impact, if any, the adoption of this standard will have on our consolidated financial statements.

In May 2009, the FASB issued a standard related to subsequent events. The standard is effective for interim or annual periods ending after June 15, 2009 and establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Entities are also required to disclose the date through which subsequent events have been evaluated and the basis for that date. It is our policy to evaluate and disclose subsequent events through the date the financial statements are issued.

3. NOTES PAYABLE AND OTHER LONG-TERM OBLIGATIONS

The following is a summary of our long-term debt:

September 30, 2009

Revolving credit facility (A)	$20,291,178
Term note (A)	14,571,427
Notes payable	348,441
Capital lease obligations	153,444

Total notes payable and other long-term obligations	35,364,490

Less current portion	(11,107,393)

Non-current portion	$24,257,097

(A)  Revolving Credit Facility, Term Note

On April 15, 2009, we entered into a security agreement with Valens Offshore and Valens U.S. (collectively, the “Parties”), pursuant to which the Parties agreed to provide us with a non-convertible revolving credit facility of up to $16.0 million (the “2009 Facility”). The term of the 2009 Facility is four years and borrowings under the 2009 Facility accrue interest on the outstanding balance at a rate per annum of 6%. As of September 30, 2009, we have an outstanding balance of $20.3 million under the 2009 Facility; the Parties have allowed us to borrow in excess of the $16.0 million without a notice of default.

The 2009 Facility requires a lockbox arrangement whereby all receipts are swept daily to reduce borrowings outstanding under the 2009 Facility subject to a floor of $10.0 million. The $10.0 million represents the minimum borrowings under the 2009 Facility irrespective of the amount of available collateral as defined in the 2009 Facility. Therefore, the $10.0 million of the 2009 Facility is classified as a long-term liability.

On April 15, 2009, we entered into a financing agreement with Valens Offshore, Valens U.S. and P Source Structured Debt Limited (collectively, the “Holders”), under which we issued three promissory notes totaling $14.6 million (the “2009 Term Notes”). The 2009 Term Notes bear interest at 6.0% per annum and require monthly principal payments, beginning in May 2010, in the amount of $75,000 monthly, increasing to $150,000 monthly in May 2011. We have the option to prepay the 2009 Term Notes without penalty, in whole or in part, by providing the Holders with 10 days notice.

4. SUBSEQUENT EVENTS

On December 17, 2009, Datalink Corporation (“Datalink”) completed the acquisition of substantially all of the assets and assumed liabilities related to our value-added reseller (“VAR”) business. Datalink paid us a purchase price of $8.8 million at closing, of which they held back $440,000 as security for certain indemnification obligations. In addition, we received $5.0 million for the working capital associated with our VAR business through the delivery of $2.0 million in cash and a $3.0 million secured promissory note. The $5.0 million working capital payment is subject to post-closing adjustments, either upward or downward, in connection with the amount, if any, that our actual working capital at the closing date is greater or less than $5.0 million. Any downward adjustments will be on a dollar-for-dollar basis. Any upward adjustments will be made in the amount of $0.50 for each dollar by which actual working capital at closing, after taking into account the collection of accounts receivable and the payment of accounts payable through June 30, 2010, exceeds $5.0 million. The promissory note is secured by the assets Datalink purchased.

As part of the transaction, Datalink assumed certain liabilities of our reseller business, including certain trade payables relating to the VAR business. The agreement contains customer and negotiated representations, warranties and post-closing covenants including indemnification covenants.